Pricing Supplement No.19N Dated December 18, 1998     Rule 424(b)(2)
(To Prospectus dated August 21, 1998 and             File No's. 33-64261
Prospectus Supplement dated August 21, 1998)             and   33-49965

THE CHASE MANHATTAN CORPORATION


[ ]	Senior Medium -Term Notes, Series C  Due From Nine
	Months to Thirty Years from Date of Issue

[X] Subordinated Medium Term Notes , Series A Due From
	Nine Months to Thirty Years from Date of Issue

	Principal Amount: $20,000,000
	Issue Price: 100.00%
	Commission : $450,000.00
	Proceeds to Company:  $19,550,000.00
	Agent: PAINE WEBBER, INC.

	Agent's Capacity:  [ ]     As agent    [X]  As principal

	If as principal
		[ ]   The Notes are being offered at varying prices to
		        prevailing market prices at the time of sale

		[X]   The Notes are being offered at a fixed initial public
		        offering price equal to the Issue Price (as a percentage of Principal Amount).

	Original Issue Date: DECEMBER 30, 1998
	Stated Maturity:	   	DECEMBER 30, 2013

	Form:  [X]   Book-entry [  ]   Certificated
	Currency:   U.S. Dollars

[X]	Fixed Rate Note:
   	Interest Rate:6.125%

[ ]Floating Rate Note:   CD[ ]   Commercial Paper Rate [  ]
			     Federal Fund Effective Rate [  ] CMT [ ]
			     LIBOR Telerate [ ]  LIBOR Reuter [  ]
			     Treasury Rate [ ]     Prime Rate   [  ]

	Initial Interest Rate:

	Int.Determ.Dates :
	Interest Payment Dates: Semi-annually on the 30th day (or next business day) of June & December until
                         redemption.  Beginning June 30, 1999.

	Index Maturity:
	Spread (+/-):
 Spread Multiplier:
 Maximum Interest Rate:
	Minimum Interest Rate:
	Optional Redemption  :   Yes [ ]       No  [  ]

CALLABLE: In whole only, at par, on each payment date, beginning
          Dec. 30, 2002  on 30 days notice.